EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-106060, 333-116233, 333-131248, 333-125427, 333-143677 and 333-151825 and 333-169140) of La Jolla Pharmaceutical Company of our report dated April 15, 2010, with respect to the 2009 consolidated financial statements of La Jolla Pharmaceutical Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
San Diego, California
April 13, 2011